Exhibit 10.8

Convention de prêt - option 24 mois

LOAN AGREEMENT

ENTERED INTO BETWEEN

SEQUANS COMMUNICATIONS

Limited liability company registered in France (RCS Nanterre B 450 249 677)

Headquarters : 19, Le Parvis de La Défense – 92800 PUTEAUX

Represented by Deborah Choate, Chief Financial Officer.

Hereinafter referred to as “SEQUANS”

and

Mr Tang Wai Kwong,

Residing at

Block 224, # 18-125

Bishan Street 23 Singapore 570224

Hereinafter referred to as “Borrower”

Together referred to as “Parties”.

WHEREAS

With the objective of allowing its employees to participate in the success of its business activity, SEQUANS, beginning in 2004, established an employee stack option plan;

The employee beneficiaries of the stock option plan SO 2004-1 must exercise the stock options within five years of the grant date, or the stock options expire;

Certain employees had requested assistance in order to finance the exercise of their stock options;

SEQUANS agrees in principle to provide financing according to the conditions defined hereinafter; and

The Borrower wishes to benefit from this financing

NOW THEREFORE, THE PARTIES have agreed upon the terms and conditions of such loan as set forth herein.

1.	LOAN

SEQUANS grants to Borrower, and Borrower accepts, a loan in order to finance all or part of the subscription price of the Category A Preference Shares issued as a result of the exercise of the stock options granted under plan 2004-1.

The terms and conditions of this loan are detailed in the following paragraphs.

Convention de prêt - option 24 mois

2.	SPECIFIC TERMS AND CONDITIONS

2.1	Loan characteristics:

• Amount (the << Principal >> :	43200 euros
• Term :	36 months
• Final repayment date :	8th September 2013
• Annual interest rate :	3,79%

2.2	Purpose:

This loan is granted in order to finance the subscription of 108000 Category A Preference Shares of SEQUANS COMMUNICATIONS (the << Shares >>) by the exercise of stock options granted under the plan SO 2004-1

2.3	Availability of funds:

Upon signature of this Loan Agreement, the funds will be available within 7 days and will be transferred to the account designated by the Borrower.

2.4	Reimbursement of principal:

The principal shall be reimbursed in 24 monthly payment, each in the amount of 1800 (One thousand and eight hundred) euros, payable the 8th of each month. The first reimbursement will be on 8th Oct 2011 and the final reimbursement on 8th September 2013. (See appendix 1)

2.5	Calculation et payment of interest:

Interest will be calculated monthly on the amount of the outstanding principal, without compounding, at the rate indicated in article 2.1 above. Interest is payable once per year on the anniversary of the date that the funds were made available to the Borrower. (See appendix 1)

3.	GENERAL CONDITIONS

3.1	Late payment penalties

If any payment of interest or principal is made after the due date as specified in appendix 1, late payment penalties may be assessed fa the limit allowed by law. assessed from the due date until the effective payment date at the rate of 10% per annum.

3.2	Early repayment at Borrower’s option

The Borrower may, at his option, repay the balance of the principal due at any date without any penalty.

In the event of early repayment, interest shall be due through the date of the effective reimbursement of principal.

3.3	Early repayment at SEQUANS’ option

The balance of all accrued interest and principal shall become due and payable at the option of SEQUANS in the event of any of the following circumstances:

•	Termination of employment contract between Borrower and SEQUANS for any reason,

•	Sale or transfer of some or all of the Shares owned by the Borrower,

•	Non-payment of principal or interest according to the schedule in appendix 1.

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Convention de prêt - option 24 mois

The repayment of all unpaid principal and interest accrued through the notification date shall be due 5 business days following receipt of SEQUANS’ demand for repayment, to be sent by registered mail or express courier.

Executed in Paris, 23rd August 2010

In two originals

For SEQUANS COMMUNICATIONS	Mr Tang Wai Kwong
Ms. Deborah Choate
Chief Financial Officer

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Convention de prêt - option 24 mois

Appendix 1 : Repayment Schedule

Tang

Funds transferred effective date:        8-Sep-10

Totol principal (€):        43200

Loan: 36 months with reimbursement in months 13-36

Simple interest paid at annual anniversaries, not compounded 3.79%

Repayment date	Principal	Interest	Total
8-Oct-10	0.00		0.00
8-Nov-10	0.00		0.00
8-Dec-10	0.00		0.00
8-Jan-11	0.00		0.00
8-Feb-11	0.00		0.00
8-Mar-11	0.00		0.00
8-Apr-11	0.00		0.00
8-May-11	0.00		0.00
8-Jun-11	0.00		0.00
8-Jul-11	0.00		0.00
8-Aug-11	0.00		0.00
8-Sep-11	0.00	1637.28	1637.28
8-Oct-11	1800.00	1800.00	1800.00
8-Nov-11	1800.00	1800.00	1800.00
8-Dec-11	1800.00	1800.00	1800.00
8-Jan-12	1800.00	1800.00	1800.00
8-Feb-12	1800.00	1800.00	1800.00
8-Mar-12	1800.00	1800.00	1800.00
8-Apr-12	1800.00	1800.00	1800.00
8-May-12	1800.00	1800.00	1800.00
8-Jun-12	1800.00	1800.00	1800.00
8-Jul-12	1800.00	1800.00	1800.00
8-Aug-12	1800.00	1800.00	1800.00
8-Sep-12	1800.00	818.64	2618.64
8-Oct-12	1800.00	1800.00	1800.00
8-Nov-12	1800.00	1800.00	1800.00
8-Dec-12	1800.00	1800.00	1800.00
8-Jan-13	1800.00	1800.00	1800.00
8-Feb-13	1800.00	1800.00	1800.00
8-Mar-13	1800.00	1800.00	1800.00
8-Apr-13	1800.00	1800.00	1800.00
8-May-13	1800.00	1800.00	1800.00
8-Jun-13	1800.00	1800.00	1800.00
8-Jul-13	1800.00	1800.00	1800.00
8-Aug-13	1800.00	1800.00	1800.00
8-Sep-13	1800.00	409.32	2209.32

Total	43200.00	2865.24	46065.24

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